UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 7, 2005

CSG SYSTEMS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27512	47-0783182
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7887 East Belleview, Suite 1000, Englewood, CO	80111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 796-2850

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05	Costs Associated with Exit or Disposal Activities

CSG Systems International, Inc. (the “Company”) currently provides processing services utilizing the ICMS customer care and billing software application under a long-term processing agreement with Fairpoint Communications, Inc. (“FairPoint”), a provider of communication services to rural communities. FairPoint is the Company’s only client that receives processing services utilizing the ICMS asset in a service bureau environment. On November 7, 2005, the Company executed amendments to its long-term processing agreement with FairPoint to effectively terminate the agreement (the amendments are collectively referred to as the “Termination Agreement”). The decision to terminate the agreement with Fairpoint is consistent with the decision to focus on the Company’s core competencies in the cable and DBS markets utilizing the Company’s Advanced Convergent Platform and related services.

Under the terms of the Termination Agreement:

•	No further operating companies of FairPoint will be converted to the Company’s ICMS service bureau environment and FairPoint will transition and convert all of its customers to an alternative solution no later than December 31, 2006, with FairPoint having the option to extend the processing agreement with the Company on a month-to-month basis for a maximum of six months beyond December 31, 2006.

•	The Company will forgo the receipt of certain start-up services fees that were contractually due under the processing agreement, but the Company will continue to be paid for monthly processing services as long as such services are provided.

•	The Company will pay FairPoint a contract termination fee of $4.0 million, which is expected to be paid in equal installments of $1.0 million on March 15, 2006, June 15, 2006, September 15, 2006 and December 15, 2006.

As a result of the Termination Agreement, the Company expects to record a charge ranging from $6 million to $7 million in the fourth quarter of 2005, which relates primarily to: (i) a non-cash impairment charge related to long-lived assets associated with the FairPoint processing agreement (principally, a client contract asset); (ii) retention and severance costs for certain of the Company’s employees impacted by the Termination Agreement; and (iii) the contract termination fee mentioned above.

Item 2.06	Material Impairments

The text set forth in Item 2.05 regarding the Termination Agreement with FairPoint is incorporated into this section by reference.

Item 7.01	Regulation FD Disclosure

The following information is furnished pursuant to Item 7.01 (Regulation FD Disclosure). This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

The Company issued a press release on November 9, 2005 to announce the Termination Agreement and its expected impact on the Company’s fourth quarter 2005 financial performance. A copy of such press release is attached to this Form 8-K as Exhibit 99.1 and hereby incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibit

99.1	Press release of CSG Systems International, Inc. dated November 9, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 9, 2005

CSG SYSTEMS INTERNATIONAL, INC.

By:	/s/ Randy Wiese
Randy Wiese, Principal
Accounting Officer

CSG Systems International, Inc.

Form 8-K

Exhibit Index

99.1	Press release of CSG Systems International, Inc. dated November 9, 2005.

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